Exhibit 10.18

Amendment # 2 to Sublease Agreement

THIS 2nd AMENDMENT TO SUBLEASE AGREEMENT (hereinafter referred to as “Amendment”) is made and entered into effective January 4, 2023 (the “Amendment Effective Date”), by and between RxSight, Inc., a Delaware corporation (“RxSight”), and Compass Bible Church (“Sublessee”, and together with RxSight, the “Parties”).

WHEREAS, the Parties entered into that certain Sublease Agreement dated effective as of April 4, 2022, as amended on June 1, 2022 (the “Agreement”), and

WHEREAS, the Parties desire to amend the Agreement in the manner reflected herein, and

WHEREAS, the Parties to the Agreement have approved the Amendment of the Agreement in the manner reflected herein,

NOW THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows:

1)
Beginning on March 1, 2023, the below sections of the Agreement are hereby amended as follows:
a.
The Premises as described in Paragraph 1.2(a) shall consist of approximately 3,940 square feet.
b.
The Base Rent in Paragraph 1.5 shall be $5,319 per month.
c.
The Fixed Rental Adjustment(s) (FRA) in Paragraph 14 (III) for the Base Rent shall be increased to the following amounts on the dates set forth below:
i.
April 1, 2023 – March 31, 2024 New Base Rent shall be: $6,213.78
ii.
April 1, 2024 – March 31, 2025 New Base Rent shall be: $6,462.34
d.
For Utilities in Paragraph 16, beginning on April 1, 2023, Sublessee shall pay Sublessor fifty percent (50%) of the difference of the energy utilities bill in excess of the following amounts each quarter: Q1 - $5,441.61; Q2 - $6,644.77; Q3 - $8,817.69; Q4 - $5,761.50.
2)
This Amendment may be executed in one or more facsimile, electronic, or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.
3)
All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Agreement effective as of the Amendment Effective Date.

RxSight, Inc.		Compass Bible Church
By:	/s/ Ron Kurtz	By:	/s/ Mike Fabarez
Name:	Ron Kurtz	Name:	Mike Fabarez
Title:	President and CEO	Title:	President
Date:	1/16/2023	Date:	1/10/2023

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